Exhibit 99.1
Five Point Holdings, LLC Reports Second Quarter 2025 Results
Second Quarter 2025 Highlights
•Great Park Venture sold 82 homesites on 5.7 acres of land for an aggregate purchase price of $63.6 million.
•Great Park builder sales of 112 homes during the quarter.
•Valencia builder sales of 47 homes during the quarter.
•Consolidated revenues of $7.5 million; consolidated net income of $8.6 million.
•Entered into agreement to acquire business and operations of Hearthstone, Inc. for $56.25 million.
•Cash and cash equivalents of $456.6 million as of June 30, 2025.
•Debt to total capitalization ratio of 19.1% and liquidity of $581.6 million as of June 30, 2025.
Irvine, CA, July 24, 2025 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its second quarter 2025 results.
Dan Hedigan, Chief Executive Officer, said, “In the second quarter, we generated consolidated net income of $8.6 million, which was in line with our expectations. At our Great Park Neighborhoods community, we closed a significant land sale during the quarter, and Five Point ended with a strong liquidity position of $581.6 million. Although the homebuilding market is facing headwinds due in part to declining consumer confidence and affordability concerns, our communities remain well positioned in supply-constrained California markets and we anticipate continuing land sales at the Great Park this year. We currently believe we will end 2025 with consolidated net income consistent with our 2024 net income of $177.6 million. We also look forward to closing our land banking venture with Hearthstone, Inc. in the third quarter—a key milestone in our long-term growth strategy that we expect to introduce new recurring revenue streams and expand our platform for institutional capital partnerships.”
Consolidated Results
Liquidity and Capital Resources
As of June 30, 2025, total liquidity of $581.6 million was comprised of cash and cash equivalents totaling $456.6 million and borrowing availability of $125.0 million under our unsecured revolving credit facility. Total capital was $2.2 billion, reflecting $3.2 billion in assets and $0.9 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended June 30, 2025
Revenues. Revenues of $7.5 million for the three months ended June 30, 2025 were primarily generated from management services.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $17.1 million for the three months ended June 30, 2025. The Great Park Venture generated net income of $48.4 million during the three months ended June 30, 2025, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $16.7 million.
During the three months ended June 30, 2025, the Great Park Venture sold 82 homesites on 5.7 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $63.6 million.
Selling, general, and administrative. Selling, general, and administrative expenses were $15.6 million for the three months ended June 30, 2025.
Net income. Consolidated net income for the quarter was $8.6 million. Net income attributable to noncontrolling interests totaled $5.3 million, resulting in net income attributable to the Company of $3.3 million. Net income attributable to noncontrolling interests represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.

Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, July 24, 2025 at 5:00 p.m. Eastern Time. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13755037. The telephonic replay will be available until 11:59 p.m. Eastern Time on August 2, 2025.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; future demographics and market conditions, including housing supply levels, in the areas where our communities are located; the timing and expected benefits of planned and potential transactions and acquisitions; and other statements that are not historical in nature. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUES:
Land sales	$(16)	$307	$82	$842
Land sales—related party	—	3	—	—
Management services—related party	6,959	50,279	19,510	59,005
Operating properties	530	603	1,038	1,280
Total revenues	7,473	51,192	20,630	61,127
COSTS AND EXPENSES:
Land sales	—	—	—	—
Management services	2,330	11,315	5,391	15,211
Operating properties	1,773	1,878	3,260	2,868
Selling, general, and administrative	15,586	12,186	30,351	25,102
Total costs and expenses	19,689	25,379	39,002	43,181
OTHER INCOME (EXPENSE):
Interest income	4,967	2,755	9,017	5,980
Miscellaneous	21	26	796	(5,881)
Total other income	4,988	2,781	9,813	99
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	17,145	15,498	88,584	33,084
INCOME BEFORE INCOME TAX PROVISION	9,917	44,092	80,025	51,129
INCOME TAX PROVISION	(1,341)	(5,865)	(10,863)	(6,819)
NET INCOME	8,576	38,227	69,162	44,310
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,256	23,505	42,558	27,262
NET INCOME ATTRIBUTABLE TO THE COMPANY	$3,320	$14,722	$26,604	$17,048

NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.05	$0.21	$0.38	$0.25
Diluted	$0.05	$0.21	$0.36	$0.24
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	69,763,845	69,239,296	69,639,492	69,148,940
Diluted	148,724,073	145,936,206	148,743,245	145,906,521
NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00	$0.00	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
INVENTORIES	$2,400,597	$2,298,080
INVESTMENT IN UNCONSOLIDATED ENTITIES	160,423	185,324
PROPERTIES AND EQUIPMENT, NET	29,351	29,487
INTANGIBLE ASSET, NET—RELATED PARTY	7,330	9,037
CASH AND CASH EQUIVALENTS	456,640	430,875
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	83,473	101,670
OTHER ASSETS	20,011	20,952
TOTAL	$3,158,817	$3,076,417

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$527,462	$525,737
Accounts payable and other liabilities	100,300	100,292
Related party liabilities	64,512	63,297
Deferred income tax liability, net	42,562	33,570
Payable pursuant to tax receivable agreement	173,849	173,424
Total liabilities	908,685	896,320

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: June 30, 2025—69,861,335 shares; December 31, 2024—69,369,234 shares
Class B common shares; No par value; Issued and outstanding: June 30, 2025—79,233,544 shares; December 31, 2024—79,233,544 shares
Contributed capital	597,170	593,827
Retained earnings	183,681	157,077
Accumulated other comprehensive loss	(1,459)	(1,468)
Total members’ capital	779,392	749,436
Noncontrolling interests	1,445,740	1,405,661
Total capital	2,225,132	2,155,097
TOTAL	$3,158,817	$3,076,417

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

June 30, 2025
Cash and cash equivalents	$456,640
Borrowing capacity(1)	125,000
Total liquidity	$581,640
(1) As of June 30, 2025, no borrowings or letters of credit were outstanding on the Company’s $125.0 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

June 30, 2025
Debt(1)	$524,994
Total capital	2,225,132
Total capitalization	$2,750,126
Debt to total capitalization	19.1%

Debt(1)	$524,994
Less: Cash and cash equivalents	456,640
Net debt	68,354
Total capital	2,225,132
Total net capitalization	$2,293,486
Net debt to total capitalization(2)	3.0%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company’s GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and six months ended June 30, 2025 (in thousands):

	Three Months Ended June 30, 2025
	Valencia	San Francisco	Great Park	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$(16)	$—	$72,242	$72,226	$—	$72,226	$(72,242)	$(16)
Land sales—related party	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	6,959	6,959	—	6,959	—	6,959
Operating properties	358	172	—	530	—	530	—	530
Total revenues	342	172	79,201	79,715	—	79,715	(72,242)	7,473
COSTS AND EXPENSES:
Land sales	—	—	16,022	16,022	—	16,022	(16,022)	—
Management services(2)	—	—	2,330	2,330	—	2,330	—	2,330
Operating properties	1,773	—	—	1,773	—	1,773	—	1,773
Selling, general, and administrative	3,103	1,215	1,781	6,099	11,268	17,367	(1,781)	15,586
Management fees—related party	—	—	7,753	7,753	—	7,753	(7,753)	—
Total costs and expenses	4,876	1,215	27,886	33,977	11,268	45,245	(25,556)	19,689
OTHER INCOME:
Interest income	—	2	1,709	1,711	4,965	6,676	(1,709)	4,967
Miscellaneous	21	—	—	21	—	21	—	21
Total other income	21	2	1,709	1,732	4,965	6,697	(1,709)	4,988
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	211	—	—	211	242	453	16,692	17,145
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX PROVISION	(4,302)	(1,041)	53,024	47,681	(6,061)	41,620	(31,703)	9,917
INCOME TAX PROVISION	—	—	—	—	(1,341)	(1,341)	—	(1,341)
SEGMENT (LOSS) PROFIT/NET INCOME	$(4,302)	$(1,041)	$53,024	$47,681	$(7,402)	$40,279	$(31,703)	$8,576
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The equity in earnings from the Company’s investment in the Gateway Commercial Venture is reported within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.

	Six Months Ended June 30, 2025
	Valencia	San Francisco	Great Park	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$82	$—	$357,645	$357,727	$—	$357,727	$(357,645)	$82
Land sales—related party	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	19,510	19,510	—	19,510	—	19,510
Operating properties	692	346	—	1,038	—	1,038	—	1,038
Total revenues	774	346	377,155	378,275	—	378,275	(357,645)	20,630
COSTS AND EXPENSES:
Land sales	—	—	86,238	86,238	—	86,238	(86,238)	—
Management services(2)	—	—	5,391	5,391	—	5,391	—	5,391
Operating properties	3,260	—	—	3,260	—	3,260	—	3,260
Selling, general, and administrative	6,399	2,378	4,541	13,318	21,574	34,892	(4,541)	30,351
Management fees—related party	—	—	15,611	15,611	—	15,611	(15,611)	—
Total costs and expenses	9,659	2,378	111,781	123,818	21,574	145,392	(106,390)	39,002
OTHER INCOME:
Interest income	—	17	3,402	3,419	9,000	12,419	(3,402)	9,017
Miscellaneous	796	—	—	796	—	796	—	796
Total other income	796	17	3,402	4,215	9,000	13,215	(3,402)	9,813
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	425	—	—	425	613	1,038	87,546	88,584
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX PROVISION	(7,664)	(2,015)	268,776	259,097	(11,961)	247,136	(167,111)	80,025
INCOME TAX PROVISION	—	—	—	—	(10,863)	(10,863)	—	(10,863)
SEGMENT (LOSS) PROFIT/NET INCOME	$(7,664)	$(2,015)	$268,776	$259,097	$(22,824)	$236,273	$(167,111)	$69,162
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The equity in earnings from the Company’s investment in the Gateway Commercial Venture is reported within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.
The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the condensed consolidated statements of operations for the three and six months ended June 30, 2025 (in thousands):

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Segment profit from operations	$53,024	$268,776
Less net income of management company attributed to the Great Park segment	4,629	14,119
Net income of the Great Park Venture	48,395	254,657
The Company’s share of net income of the Great Park Venture	18,148	95,496
Basis difference amortization, net	(1,456)	(7,950)
Equity in earnings from the Great Park Venture	$16,692	$87,546